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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 1




                                                                     EXHIBIT 5.1



                       CCC INFORMATION SERVICES GROUP INC.
                           WORLD TRADE CENTER CHICAGO
                              444 MERCHANDISE MART
                             CHICAGO, ILLINOIS 60654


                                  June 29, 2001

CCC Information Services Group Inc.
CCCISG Capital Trust
World Trade Center Chicago
444 Merchandise Mart
Chicago, Illinois 60654

Ladies and Gentlemen:

         I am General Counsel and Secretary of CCC Information Services Group Inc., a Delaware corporation (the "Company"). In connection with this opinion, I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement on Form S-3 to which this opinion relates as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments thereto, including post-effective amendments. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company with an aggregate public offering price of up to $100,000,000: (i) senior or subordinated debt securities of the Company, in one or more series (the "Debt Securities"), which may be issued pursuant to the form of one or more indentures relating to the debt securities (the "Indenture"), proposed to be entered into between the Company and a trustee (the "Trustee"), filed as an exhibit to the Registration Statement; (ii) shares of preferred stock, $1.00 par value per share, of the Company (the "Preferred Stock"), in one or more series; (iii) shares of common stock, $0.10 par value per share, of the Company ("Common Stock"); (iv) warrants or other rights ("Warrants or Rights") to purchase Debt Securities, Preferred Stock, Common Stock or other securities of the Company as shall be designated by the Company at the time of offering issued pursuant to one or more warrant agreements (each, a "Warrant or Rights Agreement") proposed to be entered into between the Company and a warrant or other applicable agent to be named (the "Warrant Agent"); (v) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred

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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 2

Stock or Warrants or Rights, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the "Indeterminate Stock"); (vi) preferred securities (the "Preferred Securities") of CCCISG Capital Trust, a statutory business trust formed under the Business Trust Act of the State of Delaware (the "Trust"), which may be issued pursuant to the form of Amended and Restated Declaration of Trust of the Trust (the "Declaration"), the Declaration being among the Company, as sponsor, a property trustee, a Delaware trustee, and Reid E. Simpson and Robert Guttman, as administrative trustees, and filed as an exhibit to the Registration Statement; and (vi) guarantees of the Company (the "Preferred Securities Guarantees") of the Preferred Securities, which may be issued in the form of a Preferred Securities Guarantee Agreement of the Trust (the "Guarantee Agreement"), filed as an exhibit to the Registration Statement and to be entered into by the Company and a trustee (the "Guarantee Trustee"). The Debt Securities, the Preferred Stock, the Common Stock, the Indeterminate Stock, the Preferred Securities and the Preferred Securities Guarantees are collectively referred to herein as the "Offered Securities."

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, I or attorneys under my supervision have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the form of Registration Statement relating to the Offered Securities; (ii) the form of Indenture; (iii) the certificate of trust of the Trust (the "Certificate of Trust") as filed with the Secretary of State of the State of Delaware on June 14, 2001; (iv) the form of the Declaration of the Trust (including the designation of the terms of the Preferred Securities annexed thereto); (v) the form of the Preferred Securities of the Trust; (vi) the form of Guarantee Agreement; (vii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (viii) the Second Amended and Restated By-laws of the Company, as currently in effect (the "By-laws"); and (ix) certain resolutions adopted to date by the Board of Directors of the Company (the "Board of Directors") relating to the registration of Offered Securities. I or attorneys under my supervision have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also



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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 3

assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have also assumed that the Indentures will be duly authorized, executed and delivered by the Trustees and that any Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee. I have also assumed that the Declaration of the Trust, the Preferred Securities of the Trust and the Preferred Securities Guarantee of the Trust, when executed, will be in substantially the form reviewed by me. In addition, I have assumed that the terms of the Offered Debt Securities (as defined below) and the Offered Preferred Securities (as defined below) will have been established so as not to violate, conflict with or constitute a default under
(i) any agreement or instrument to which the Company or the Trust or their respective properties is subject, (ii) any law, rule or regulation to which the Company or the Trust is subject, (iii) any judicial or administrative order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

         I am admitted to the bar in the State of Illinois, and I do not express any opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

         1. With respect to any series of Debt Securities (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable


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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 4

Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants or Rights), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain further remedies and (d) the waivers of any usury defense contained in the Indentures which may be unenforceable.

         2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of Delaware law (the "Certificate of Designation");
(v) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation including the Certificate of Designation relating to the Offered Preferred Stock and the By-laws so as not to violate any applicable law, the Certificate of Incorporation or the Amended and the By-laws of or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and
(vii) certificates representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants or Rights), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.


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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 5

         3. With respect to any offering of Common Stock (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-laws so as not to violate any applicable law, the Certificate of Incorporation or the By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants or Rights), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

         4. With respect to any offering of Preferred Securities (the "Offered Preferred Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus with respect to the Offered Preferred Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) the Declaration of the Trust has been duly executed and delivered by the parties thereto; (iv) the terms of the Offered Preferred Securities have been established in accordance with the Declaration; (v) the Offered Preferred Securities have been issued, executed and authenticated in accordance with the Declaration and delivered and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto; and (vi) if the Offered Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Securities has been duly authorized, executed and delivered by the Trust and the other parties thereto, the Offered Preferred Securities will be duly authorized for issuance and will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration, except to the extent that enforcement thereof may be limited by (i) bankruptcy,


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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 6

insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

         5. With respect to any offering of Preferred Securities Guarantees (the "Offered Preferred Securities Guarantees"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Guarantee Agreement has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Securities Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Declaration of the Trust is duly executed and delivered by the parties thereto; (iv) the terms of the Preferred Securities have been established in accordance with the Declaration; (v) the Preferred Securities have been issued and executed in accordance with the Declaration and paid for in the manner contemplated in the Registration Statement or any prospectus relating thereto;
(vi) if the Preferred Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Securities Guarantees has been duly authorized, executed and delivered by the Trust and the other parties thereto; (vii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Securities Guarantees and related matters;
(viii) the terms of the Offered Preferred Securities Guarantees and of their issuance and sale have been duly established in conformity with the Guarantee Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ix) the Guarantee Agreement has been duly executed and delivered by the Company and the Guarantee Trustee, the Offered Preferred Securities Guarantees, when issued and sold in accordance with the Guarantee Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

         6. With respect to any series of Warrants or Rights (the "Offered Warrants or Rights"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants or Rights has been



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CCC Information Services Group Inc.
CCCISG Capital Trust
June 29, 2001
Page 7

prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants or Rights are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants or Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants or Rights and related matters; (v) the terms of the Offered Warrants or Rights and of their issuance and sale have been duly established in conformity with the Warrant or Rights Agreement so as not to violate any applicable law, the Certificate of Incorporation or the By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company by the Company and the applicable Warrant Agent; and (vi) the Offered Warrants or Rights have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant or Rights Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants or Rights, when issued and sold in accordance with the applicable Warrant or Rights Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain further remedies.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                       Very truly yours,

                                       /s/ Robert Guttman

                                       Robert Guttman